EXHIBIT 11


                                           GOODY'S FAMILY CLOTHING, INC.


                                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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

                                                              Thirteen                        Thirty-nine
                                                            Weeks Ended                      Weeks Ended
                                                    October 30,    October 31,     October 30,   October 31,
                                                       1999            1998          1999           1998
                                                    ------------  ------------    -------------  -----------

Net earnings                                         $ 1,666,000    $  3,267,000  $ 19,256,000   $ 19,693,000
                                                     ===========    ============   ===========   ============

Weighted average common shares
   outstanding - Basic                                  33,168,000      33,328,000      33,273,000        33,099,000

Common equivalent shares for outstanding stock
options                                                    443,000         994,000         536,000          1,294,000
                                                     ----------------------------------------------------------------
Weighted average common shares

  outstanding - Diluted                                33,611,000      34,322,000       33,809,000         34,393,000
                                                     ============     ===========      ===========         ==========


Earnings per common share
  Basic                                                  $  0.05           $  0.10        $   0.58           $  0.59
                                                     ================================================================
  Diluted                                                $  0.05           $  0.10        $   0.57           $  0.57
                                                     ================================================================

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